As filed with the Securities and Exchange Commission on June 30, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0042539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

651 Gateway Boulevard

Suite 950

South San Francisco, CA 94080

(650) 624-4900

(Address of principal executive offices, including zip code)

2004 Stock Plan

2004 Employee Stock Purchase Plan

(Full titles of the plans)

John A. Scarlett, M.D.

President and Chief Executive Officer

Tercica, Inc.

651 Gateway Boulevard

Suite 950

South San Francisco, CA 94080

(650) 624-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,106,813 shares	$8.04	$8,898,776.52	$1,047.39

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the NASDAQ National Market on June 27, 2005, in accordance with Rule 457(c) of the Securities Act.

The chart below details the calculation of the registration fee:

Title of Securities to be Registered	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock, par value $0.001 per share, reserved for future issuance under the 2004 Stock Plan	983,834	$8.04	$7,910,025.36
Common Stock, par value $0.001 per share, reserved for future issuance under the 2004 Employee Stock Purchase Plan	122,979	$8.04	$988,751.16
Total	1,106,813		$8,898,776.52

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 983,834 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2004 Stock Plan, and (ii) 122,979 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2004 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-113718), as amended by Post-Effective Amendment No. 1 on Form S-8, filed with the SEC on June 30, 2005, is incorporated by reference herein.

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney (contained on the signature pages hereto)

99.1(1)	2004 Stock Plan

99.2(1)	Form of Option Agreement under the 2004 Stock Plan

99.3(1)	2004 Employee Stock Purchase Plan

99.4(1)	Form of Subscription Agreement under the 2004 Employee Stock Purchase Plan

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-1 (File No. 333-108729) and amendments thereto, declared effective on March 16, 2004, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this thirtieth day of June, 2005.

TERCICA, INC.

By:	/s/ JOHN A. SCARLETT, M.D.
John A. Scarlett, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Scarlett, M.D. and Stephen N. Rosenfield, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John A. Scarlett, M.D. John A. Scarlett, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2005

/s/ Susan Wong Susan Wong	Acting Chief Financial Officer, Vice President, Finance and Controller (Principal Accounting and Financial Officer)	June 30, 2005

/s/ Alexander Barkas, Ph.D. Alexander Barkas, Ph.D.	Director	June 30, 2005

/s/ Ross G. Clark, Ph.D. Ross G. Clark, Ph.D.	Director	June 30, 2005

/s/ Karin Eastham Karin Eastham	Director	June 30, 2005

/s/ Dennis Henner, Ph.D. Dennis Henner, Ph.D.	Director	June 30, 2005

/s/ Thomas G. Wiggans Thomas G. Wiggans	Director	June 30, 2005

/s/ Olle Isaksson, M.D., Ph.D. Olle Isaksson, M.D., Ph.D.	Director	June 30, 2005

/s/ Mark Leschly Mark Leschly	Director	June 30, 2005

/s/ David L. Mahoney David L. Mahoney	Director	June 30, 2005

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney (contained on the signature pages hereto)

99.1(1)	2004 Stock Plan

99.2(1)	Form of Option Agreement under the 2004 Stock Plan

99.3(1)	2004 Employee Stock Purchase Plan

99.4(1)	Form of Subscription Agreement under the 2004 Employee Stock Purchase Plan

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-1 (File No. 333-108729) and amendments thereto, declared effective on March 16, 2004, and incorporated herein by reference.